CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-286723 on Form S-6 of our report dated June 4, 2025, relating to the financial statement of FT 12229, comprising Convertible & Income Select Closed-End and ETF Portfolio, Series 16, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

June 4, 2025